JANUS INTERNATIONAL GROUP REPORTS RECORD SECOND QUARTER 2023 FINANCIAL RESULTS

Delivered 9.2% Organic Revenue Growth

Net Income Grew 62.0% to $37.0 Million, or EPS of $0.25 Per Diluted Share, with Adjusted EPS of $0.25

Achieved a 46.0% Year-over-Year Increase in Adjusted EBITDA to $74.0 Million

Expanded Adjusted EBITDA Margin by Approximately 680 Basis Points Year-over-Year

Reduced Net Leverage by 1.8x Year-over-Year to 2.1x, Within our Target Range

Realized Trailing Twelve-month Free Cash Flow Conversion of 100% of Adjusted Net Income

Raised Full-year 2023 Revenue and Adjusted EBITDA Guidance

TEMPLE, GA, August 10, 2023 – Janus International Group, Inc. (NYSE: JBI) (“Janus” or the “Company”), a leading provider of cutting-edge access control technologies and building product solutions for the self-storage and other commercial and industrial sectors, today announced financial results for the second quarter ended July 1, 2023.

Second Quarter 2023 Highlights

•Revenues of $270.6 million, a 9.2% increase compared to $247.7 million for the second quarter of 2022, driven by strong performance in New Construction up 33.9% and Restore, Rebuild & Replace (“R3”) up 7.6%.

•Net income of $37.0 million, or $0.25 per diluted share, a 62.0% increase compared to $22.8 million, or $0.16 per diluted share in the second quarter of 2022.

•Adjusted Net Income (defined as Net Income plus the corresponding after-tax adjustments shown in the Adjusted Net Income reconciliation tables below) of $37.2 million, up 54.9% compared to $24.0 million in the second quarter of 2022. Adjusted Net Income per diluted share of $0.25, a 56.3% increase compared to $0.16 per diluted share in the prior year quarter.

•Adjusted EBITDA of $74.0 million, a 46.0% increase compared to $50.7 million for the second quarter of 2022, driven by increased revenue primarily in the New Construction and R3 sales channels, which more than offset incremental increases in general and administrative expenses. Adjusted EBITDA as a percentage of revenues was 27.3%, an increase of approximately 680 basis points from the prior year period due to increased revenue from commercial actions taken in 2022 and product mix, partially offset by increased labor costs as the business scales for continued growth including additional investments in our cutting edge Nokē Smart Access Solutions.

•Quarter-end net leverage ratio of 2.1x – a decrease of 1.8x from the second quarter of 2022 and 0.3x from the first quarter of 2023, with continued focus on maintaining leverage within our 2.0x - 3.0x target range.

“The entire Janus team continues to execute on our long-term plan and deliver record results that exceed expectations,” said Ramey Jackson, Chief Executive Officer. “The strong momentum we had to start the year accelerated in the second quarter. This resulted in meaningful year-over-year revenue growth, dramatic improvement in adjusted EBITDA margins and further improvement in net leverage, which decreased another 0.3x in the quarter to 2.1x and sits comfortably in our target range.”

Mr. Jackson continued, “The strength in our financial results is underpinned by industry fundamentals that are driving investment by our customers across self-storage, commercial and industrial end markets. Our comprehensive suite of innovative solutions and market-leading products makes us their partner of choice. Given our solid first half results, the strength in our backlog, and our outlook for the balance of the year, we are pleased to once again raise our full-year 2023 revenue and adjusted EBITDA guidance.”

2023 Financial Guidance:

Based on the Company’s current business outlook, Janus is raising full-year 2023 guidance as follows:

•Revenue in a range of $1.07 billion to $1.09 billion, up from the previous range of $1.06 billion to $1.08 billion. The new range represents a 5.9% increase at the midpoint as compared to 2022 levels.
•Adjusted EBITDA in a range of $269.5 million to $289.5 million, up from the previous range of $253 million to $278 million. The new range represents a 23.2% increase at the midpoint as compared to 2022 levels.

The estimates set forth above were prepared by the Company’s management and are based upon a number of assumptions. See “Forward-Looking Statements.” The Company has excluded a quantitative reconciliation with respect to the Company’s 2023 guidance under the “unreasonable efforts” exception in Item 10(e)(1)(i)(B) of Regulation S-K. See "Non-GAAP Financial Measures" below for additional information.

About Janus International Group

Janus International Group, Inc. (www.JanusIntl.com) is a leading global manufacturer and supplier of turn-key self-storage, commercial and industrial building solutions, including: roll-up and swing doors, hallway systems, relocatable storage units and facility and door automation technologies. The Janus team operates out of several U.S. locations and six locations internationally.

Conference Call and Webcast

The Company will host a conference call and webcast to review second quarter results and conduct a question-and-answer session on Thursday, August 10, 2023, at 10:00 a.m. Eastern time. The live webcast and archived replay of the conference call can be accessed on the Investors section of the Company’s website at www.janusintl.com. For those unable to access the webcast, the conference call will be accessible domestically or internationally, by dialing 1-877-407-0789 or 1-201-689-8562, respectively. Upon dialing in, please request to join the Janus International Group Second Quarter 2023 Earnings Conference Call. To access the replay of the call, dial 1-844-512-2921 (Domestic) and 1-412-317-6671 (International) with pass code 13740072.

Forward Looking Statements

Certain statements in this communication, including the estimated guidance provided under “2023 Financial Guidance” herein, may be considered “forward-looking statements” within the meaning of Section 27A of the Securities Act of 1933, as amended, and Section 21E of the Securities Exchange Act of 1934, as amended. All statements other than statements of historical fact included in this communication are forward-looking statements, including, but not limited to statements regarding Janus’s belief regarding the demand outlook for Janus’s products and the strength of the industrials markets. When used in this communication, words such as “may,” “should,” “could,” “would,” “expect,” “plan,” “anticipate,” “believe,” “estimate,” “continue,” or the negative of such terms or other similar expressions, as they relate to the management team, identify forward-looking statements. Such forward-looking statements are based on the current beliefs of Janus’s management, based on currently available information, as to the outcome and timing of future events, and involve factors, risks, and uncertainties that may cause actual results in future periods to differ materially from such statements. In addition to factors previously disclosed in Janus’s reports filed with the SEC and those identified elsewhere in this communication, the following factors, among others, could cause actual results to differ materially from forward-looking statements or historical performance: (i) risks of the self-storage industry; (ii) the highly competitive nature of the self-storage industry and Janus’s ability to compete therein; (iii) litigation, complaints, and/or adverse publicity; (iv) cyber incidents or directed attacks that could result in information theft, data corruption, operational disruption and/or financial loss; and (v) the risk that the demand outlook for Janus’s products may not be as strong as anticipated. There can be no assurance that the events, results, trends or guidance regarding financial outlook identified in these forward-looking statements will occur or be achieved. Forward-looking statements speak only as of the date they are made, and Janus is not under any obligation and expressly disclaims any obligation, to update, alter or otherwise revise any forward-looking statement, whether as a result of new information, future events or otherwise, except as required by law. This communication is not intended to be all-inclusive or to contain all the information that a person may desire in considering an investment in Janus and is not intended to form the basis of an investment decision in Janus. All subsequent written and oral forward-looking statements concerning Janus or other matters and attributable to Janus or any person acting on its behalf are expressly qualified in their entirety by the cautionary statements above and under the heading “Risk Factors” in Janus’s most recently filed Annual Report on Form 10-K and Quarterly Report on Form 10-Q, as updated from time to time in amendments and its subsequent filings with the SEC.

Non-GAAP Financial Measures

Janus uses measures of performance that are not required by or presented in accordance with GAAP in the United States. Non-GAAP financial performance measures are used to supplement the financial information presented on a GAAP basis. These non-GAAP financial measures should not be considered in isolation or as a substitute for the relevant GAAP measures and should be read in conjunction with information presented on a GAAP basis.
Adjusted EBITDA and Adjusted Net Income are non-GAAP financial measures used by Janus to evaluate its operating performance, generate future operating plans, and make strategic decisions, including those relating to operating expenses and the allocation of internal resources. Accordingly, Janus believes Adjusted EBITDA and Adjusted Net Income provide useful information to investors and others in understanding and evaluating Janus’s operating results in the same manner as its management and board of directors and in comparison with Janus’s peer group companies. In addition, Adjusted EBITDA and Adjusted Net Income provide useful measures for period-to-period comparisons of Janus’s business, as they remove the effect of certain non-recurring events and other non-recurring charges, such as acquisitions, and certain variable or non-recurring charges. Adjusted EBITDA is defined as net income excluding interest expense, income taxes, depreciation expense, amortization, and other non-operational, non-recurring items. Adjusted Net Income is defined as net income plus the corresponding tax-adjusted add-backs shown in the Adjusted EBITDA reconciliation.
Please note that the Company has not provided the most directly comparable GAAP financial measure, or a quantitative reconciliation thereto, for the Adjusted EBITDA forward-looking guidance for 2023 included in this communication in reliance on the "unreasonable efforts" exception provided under Item 10(e)(1)(i)(B) of Regulation S-K. Providing the most directly comparable GAAP financial measure, or a quantitative reconciliation thereto, cannot be done without unreasonable effort due to the inherent uncertainty and difficulty in predicting certain non-cash, material and/or non-recurring expenses or benefits, legal settlements or other matters, and certain tax positions. Because these adjustments are inherently variable and uncertain and depend on various factors that are beyond the Company's control, the Company is also unable to predict their probable significance. The variability of these items could have an unpredictable, and potentially significant, impact on our future GAAP financial results.

Adjusted EBITDA and Adjusted Net Income should not be considered in isolation of, or as an alternative to, measures prepared in accordance with GAAP. There are a number of limitations related to the use of Adjusted EBITDA and Adjusted Net Income rather than net income (loss), which is the nearest GAAP equivalent of Adjusted EBITDA and Adjusted Net Income. These limitations include that the non-GAAP financial measures: exclude depreciation and amortization, and although these are non-cash expenses, the assets being depreciated may be replaced in the future; do not reflect interest expense, or the cash requirements necessary to service interest on debt, which reduces cash available; do not reflect the provision for or benefit from income tax that may result in payments that reduce cash available; exclude non-recurring items (i.e., the extinguishment of debt); and may not be comparable to similar non-GAAP financial measures used by other companies, because the expenses and other items that Janus excludes in the calculation of these non-GAAP financial measures may differ from the expenses and other items, if any, that other companies may exclude from these non-GAAP financial measures when they report their operating results. Because of these limitations, these non-GAAP financial measures should be considered along with other operating and financial performance measures presented in accordance with GAAP.

Janus International Group, Inc.
Consolidated Statements of Operations and Comprehensive Income (Loss)
(In thousands)

	Three Months Ended		Six months ended
	July 1, 2023	July 2, 2022	July 1, 2023	July 2, 2022

REVENUES
Product revenues	$232,831	$219,022	$448,239	$420,849
Service revenues	37,780	28,692	74,277	56,385
Total Revenues	270,611	247,714	522,516	477,234
Product cost of revenues	126,342	142,391	250,701	274,165
Service cost of revenues	27,949	21,342	55,561	42,519
Cost of Revenues	154,291	163,733	306,262	316,684
GROSS PROFIT	116,320	83,981	216,254	160,550
OPERATING EXPENSE
Selling and marketing	16,721	14,389	31,542	27,739
General and administrative	35,316	29,743	69,416	57,849
Operating Expenses	52,037	44,132	100,958	85,588
INCOME FROM OPERATIONS	64,283	39,849	115,296	74,962
Interest expense	(14,797)	(8,868)	(30,796)	(17,643)
Other expense	(146)	(342)	(161)	(369)
INCOME BEFORE TAXES	49,340	30,639	84,339	56,950
Provision for Income Taxes	12,354	7,802	21,370	14,409
NET INCOME	$36,986	$22,837	$62,969	$42,541
Other Comprehensive Income (Loss)	632	(3,387)	1,323	(3,901)
COMPREHENSIVE INCOME	37,618	19,450	64,292	38,640
Net income attributable to common stockholders	$36,986	$22,837	$62,969	$42,541
Weighted-average shares outstanding, basic and diluted (Note 12)
Basic	146,765,631	146,575,720	146,734,762	146,568,719
Diluted	146,772,157	146,717,937	146,762,029	146,648,306
Net income per share, basic and diluted (Note 12)
Basic	$0.25	$0.16	$0.43	$0.29
Diluted	$0.25	$0.16	$0.43	$0.29

Janus International Group, Inc.
Consolidated Balance Sheets
(In thousands)

	July 1,	December 31,
	2023	2022
ASSETS
Current Assets
Cash	$110,707	$78,373
Accounts receivable, less allowance for credit losses; $5,389 and $4,549, at July 1, 2023 and December 31, 2022, respectively	156,018	155,397
Contract assets	50,171	39,251
Inventory, net	59,573	67,677
Prepaid expenses	10,125	9,098
Other current assets	3,912	13,381
Total current assets	$390,506	$363,177
Right-of-use assets, net	43,428	44,305
Property and equipment, net	47,183	42,083
Intangible assets, net	390,186	404,385
Goodwill	368,523	368,204
Deferred tax asset, net	46,601	46,601
Other assets	1,702	1,863
Total assets	$1,288,129	$1,270,618
LIABILITIES AND STOCKHOLDERS’ EQUITY
Current Liabilities
Accounts payable	$55,666	$52,268
Billing in excess of costs	18,840	21,445
Current maturities of long-term debt	8,854	8,347
Accrued expenses and other current liabilities	72,248	70,551
Total current liabilities	$155,608	$152,611
Long-term debt, net	649,220	699,850
Deferred tax liability, net	1,751	1,927
Other long-term liabilities	38,576	40,944
Total liabilities	$845,155	$895,332
STOCKHOLDERS’ EQUITY
Common Stock, 825,000,000 shares authorized, $0.0001 par value, 146,825,494 and 146,703,894 shares issued and outstanding at July 1, 2023 and December 31, 2022, respectively	15	15
Treasury stock, at cost, 18,638 and zero shares as of July 1, 2023 and December 31, 2022, respectively	(184)	—
Additional paid-in capital	285,495	281,914
Accumulated other comprehensive loss	(3,474)	(4,796)
Retained earnings	161,122	98,153
Total stockholders’ equity	$442,974	$375,286
Total liabilities and stockholders’ equity	$1,288,129	$1,270,618

Janus International Group, Inc.
Consolidated Statements of Cash Flows
(In thousands)

	Six Months Ended
	July 1, 2023	July 2, 2022

Cash Flows Provided By Operating Activities
Net income	$62,969	$42,541
Adjustments to reconcile net income to net cash provided by operating activities
Depreciation of property and equipment	4,369	3,835
Reduction in carrying amount of right-of-use assets	3,048	2,615
Change in inventory obsolescence reserve	(829)	(253)
Amortization of intangibles	14,837	14,871
Deferred finance fee amortization	2,196	1,832
Provision for losses on accounts receivable	844	1,158
Share-based compensation	3,581	1,510
Loss (gain) on sale of equipment	54	(28)
Loss on abandonment of lease	—	571
Loss (gain) on equity investment	53	(60)
Changes in operating assets and liabilities
Accounts receivable	(973)	(26,682)
Contract assets	(10,776)	1,406
Prepaid expenses and other current assets	8,410	2,481
Inventory	9,125	(9,920)
Other assets	2,002	39
Accounts payable	3,188	1,464
Billings in excess of costs	(2,866)	2,877
Accrued expenses and other current liabilities	2,006	4,094
Long-term liabilities	(4,639)	(1,199)
Net Cash Provided By Operating Activities	$96,599	$43,152
Cash Flows Used In Investing Activities
Proceeds from sale of equipment	$17	$45
Purchases of property and equipment	(9,602)	(5,268)
Cash paid for acquisitions, net of cash acquired	(1,002)	—
Net Cash Used In Investing Activities	$(10,587)	$(5,223)
Cash Flows Used In Financing Activities
Payments on line of credit	$—	$(6,369)
Principal payments on long-term debt	(54,034)	(4,034)
Principal payments under finance lease obligations	(268)	(66)
Cash Used In Financing Activities	$(54,302)	$(10,469)
Effect of exchange rate changes on cash	$624	$66
Net Increase in Cash	$32,334	$27,526
Cash, Beginning of Period	$78,373	$13,192
Cash, End of Period	$110,707	$40,718
Supplemental Cash Flows Information
Interest paid	$28,448	$18,296
Income taxes paid	$11,226	$11,889
Cash paid for operating leases included in operating activities	$4,101	$3,832
Non-cash investing and financing activities:
Right-of-use assets obtained in exchange for operating lease obligations	$39	$42,380
Right-of-use assets obtained in exchange for finance lease obligations	$2,102	$706
RSU Shares withheld related to employee taxes	$184	$—

Janus International Group, Inc.
Reconciliation of Net Income to Adjusted EBITDA
(In thousands)

	Three Months Ended		Variance
	July 1, 2023	July 2, 2022
			$	%
Net Income	$36,987	$22,837	$14,150	62.0%
Interest Expense	14,797	8,868	5,929	66.9%
Income Taxes	12,354	7,802	4,552	58.3%
Depreciation	2,189	1,978	211	10.7%
Amortization	7,421	7,646	(225)	(2.9)%
EBITDA	$73,748	$49,131	$24,617	50.1%
Restructuring charges(1)	236	1,017	(781)	(76.8)%
Acquisition Expense(2)	—	535	(535)	(100.0)%
Adjusted EBITDA	73,984	50,683	23,301	46.0%

	Six Months Ended		Variance
	July 1, 2023	July 2, 2022
			$	%
Net Income	$62,969	$42,541	$20,428	48.0%
Interest Expense	30,796	17,643	13,153	74.6%
Income Taxes	21,370	14,409	6,961	48.3%
Depreciation	4,369	3,835	534	13.9%
Amortization	14,837	14,871	(34)	(0.2)%
EBITDA	$134,341	$93,299	$41,042	44.0%
Restructuring charges(1)	826	1,120	(294)	(26.3)%
Acquisition Expense(2)	—	821	(821)	(100.0)%
COVID-19 related expenses(3)	—	109	(109)	(100.0)%
Adjusted EBITDA	$135,167	$95,349	$39,818	41.8%

(1)Adjustments consist of the following: 1) facility relocations, 2) severance and hiring costs associated with our strategic transformation, including executive leadership team changes, strategic business assessment and transformation projects.
(2)Expenses related to the transition services agreement for the DBCI acquisition which closed August 18, 2021.
(3)Adjustment consists of signage, cleaning and supplies to maintain work environments necessary to adhere to CDC guidelines during the COVID-19 pandemic.

Janus International Group, Inc.
Reconciliation of Net Income to Non-GAAP Adjusted Net Income
(In thousands)

	Three Months Ended
	July 1, 2023	July 2, 2022
Net Income (Loss)	$36,987	$22,837
Net Income Adjustments(1)	236	1,552
Tax Effect on Net Income Adjustments(2)	(59)	(395)
Non-GAAP Adjusted Net Income	$37,164	$23,994

	Six Months Ended
	July 1, 2023	July 2, 2022
Net Income (Loss)	$62,969	$42,541
Net Income Adjustments(1)	826	2,050
Tax Effect on Net Income Adjustments(2)	(209)	(519)
Non-GAAP Adjusted Net Income	$63,586	$44,072

(1)Refer to SEC public filings for detailed breakout. This amount reconciles to the EBITDA Adjustments/Non-GAAP Adjustments in the Reconciliation of Net Income to Adjusted EBITDA table above
(2)Tax effected for the net income adjustments. Used effective tax rates 25.0% and 25.5% for the three months ended July 1, 2023 and July 2, 2022 and 25.3% for the six months ended July 1, 2023 and July 2, 2022

Janus International Group, Inc.
Non-GAAP Adjusted EPS*
(In thousands)

	Three Months Ended
	July 1, 2023	July 2, 2022
Numerator:
GAAP Net Income	$36,987	$22,837
Non-GAAP Adjusted Net Income	$37,164	$23,994
Denominator:
Weighted average number of shares:
Basic	146,765,631	146,575,720
Adjustment for Dilutive Securities	6,526	142,217
Diluted	146,772,157	146,717,937

GAAP Basic EPS	$0.25	$0.16
GAAP Diluted EPS	$0.25	$0.16
Non-GAAP Adjusted Basic EPS	$0.25	$0.16
Non-GAAP Adjusted Diluted EPS	$0.25	$0.16

	Six Months Ended
	July 1, 2023	July 2, 2022
Numerator:
GAAP Net Income	$62,969	$42,541
Non-GAAP Adjusted Net Income	$63,586	$44,072
Denominator:
Weighted average number of shares:
Basic	146,734,762	146,568,719
Adjustment for Dilutive Securities	27,267	79,587
Diluted	146,762,029	146,648,306

GAAP Basic EPS	$0.43	$0.29
GAAP Diluted EPS	$0.43	$0.29
Non-GAAP Adjusted Basic EPS	$0.43	$0.30
Non-GAAP Adjusted Diluted EPS	$0.43	$0.30
*Janus uses measures of performance that are not required by or presented in accordance with GAAP in the United States. Non-GAAP financial performance measures are used to supplement the financial information presented on a GAAP basis. These non-GAAP financial measures should not be considered in isolation or as a substitute for the relevant GAAP measures and should be read in conjunction with information presented on a GAAP basis.

Janus International Group, Inc.
Non-GAAP Free Cash Flow Conversion*
(In thousands)

	Six Months Ended
	July 1, 2023	July 2, 2022
Cash flow from operating activities	$96,599	$43,152
Less capital expenditure	$(9,602)	$(5,268)
Free cash flow	$86,997	$37,884

Non-GAAP Adjusted Net Income	$63,586	$44,072

Free cash flow conversion of Non-GAAP Adjusted Net Income	137%	86%

	Trailing Twelve-Months Ended
	July 1, 2023	July 2, 2022
Cash flow from operating activities	$141,915	$73,158
Less capital expenditure	(13,142)	(21,141)
Free cash flow	$128,773	$52,017

Non-GAAP Adjusted Net Income	$128,680	$85,948

Free cash flow conversion of Non-GAAP Adjusted Net Income	100%	61%
*Janus uses measures of performance that are not required by or presented in accordance with GAAP in the United States. Non-GAAP financial performance measures are used to supplement the financial information presented on a GAAP basis. These non-GAAP financial measures should not be considered in isolation or as a substitute for the relevant GAAP measures and should be read in conjunction with information presented on a GAAP basis.

Investor Contacts, Janus

John Rohlwing
Vice President, Investor Relations, FP&A & M&A, Janus International
770-562-6399
IR@janusintl.com

Media Contacts, Janus

Suzanne Reitz
Vice President of Marketing, Janus International
770-746-9576
Marketing@Janusintl.com

Source: Janus International Group, Inc